UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 6, 2012

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2012, the Board of Directors (the “Board”) of Rosetta Resources Inc. (the “Company”) adopted and approved certain amendments to the Amended and Restated Bylaws (the “Bylaws”) of the Company to adopt a majority vote standard in uncontested director elections.  The Board determined to restate the Bylaws in their entirety (the “Amended and Restated Bylaws”) effective as of such date.

Under the majority vote standard, in order to be elected to the Board in an uncontested election, a director nominee must receive a greater number of votes cast “for” such director than the number of votes cast “against” such director.  The Amended and Restated Bylaws retain the plurality vote standard for contested elections.  Prior to the adoption of the Amended and Restated Bylaws, members of the Board were elected by the plurality vote standard, whether or not the election was contested.  The following provisions of the Bylaws were amended:

▪	Article II, Section 2.5 was amended to change the vote standard for an uncontested election of directors from a plurality to a majority of the votes cast.
▪

Article III, Section 3.4 was amended to require any directors chosen by a majority of the directors then in office, though less than a quorum, or by a sole remaining director to fill vacancies and/or newly created directorships resulting from any increase in the authorized number of directors to provide an irrevocable letter of resignation with respect to subsequent elections.

▪

Article III, Section 3.7 was amended to require a stockholder who nominates a director candidate to inform the Company as to whether the stockholder’s nominee intends to tender an irrevocable letter of resignation with respect to subsequent elections in the  event that the nominee is elected.

If a director nominee who is serving as an incumbent director is not elected at a stockholder meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director,” until such director’s respective successor is elected and qualified, or until such director’s earlier resignation or removal. Therefore, in connection with the adoption of the majority vote standard, the Board has established procedures set forth in the Company’s Corporate Governance Guidelines, under which the Board may nominate only director candidates who tender advance, irrevocable resignations that will become effective upon the occurrence of both (i) the failure to receive the required majority vote for re-election in an uncontested election and (ii) acceptance by the Board.  If a director nominee who was not already serving as a director fails to receive a majority of votes cast at a stockholder meeting, Delaware law provides that such director nominee is not elected to the Board and does not serve on the Board as a “holdover director.”

The foregoing description of the changes made in the Amended and Restated Bylaws set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Exhibit 3.2 to this Form 8-K is a marked copy of the Amended and Restated Bylaws of the Company showing the changes effected by the amendments on December 6, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Rosetta Resources Inc. adopted as of December 9, 2008 and as amended on December 8, 2010 and December 6, 2012.
3.2	Marked Copy of Amended and Restated Bylaws of Rosetta Resources Inc. showing changes effected by the amendments on December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2012	ROSETTA RESOURCES INC.

	By:	/s/ JOHN E. HAGALE
John E. Hagale
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Rosetta Resources Inc. adopted as of December 9, 2008 and as amended on December 8, 2010 and December 6, 2012.
3.2	Marked Copy of Amended and Restated Bylaws of Rosetta Resources Inc. showing changes effected by the amendments on December 6, 2012.